Exhibit 107

Calculation of Filing Fee Tables

Form F-4
(Form Type)

Waldencast plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Waldencast plc Class A ordinary shares, $0.0001 par value (2)(3)	457(f)	86,462,321	$9.90	$855,976,977	.0000927	$79,349.07
Fees Previously Paid	Other	Waldencast plc warrants (2)(4)	457(f)	17,433,333	$12.50	$217,916,663	.0000927	$20,200.87
Fees Previously Paid	Equity	Waldencast plc Class A ordinary shares issuable upon exercise of the warrants (2)(5)	457(f); 457(i)	17,433,333	__	__	__	__
		Total Offering Amounts				$1,073,893,640		$99,549.94
		Total Fees Previously Paid						$114,377.38
		Net Fee Due						$0.00

(1)
Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Waldencast Acquisition Corp., a Cayman Islands exempted company (“Waldencast”), intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (as Revised) and a domestication by way of continuance under Part 18C of the Companies (Jersey) Law 1991, pursuant to which Waldencast’s jurisdiction of incorporation will be changed from the Cayman Islands to Jersey (the “Domestication”). All securities being registered will be issued by Waldencast (after the Domestication), the continuing entity following the Domestication, which will be renamed “Waldencast plc” (“Waldencast plc”), as further described in the proxy statement/prospectus. As used herein, “Waldencast plc” refers to Waldencast after the Domestication, including after such change of name.

(2)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The number of Waldencast plc Class A ordinary shares being registered represents (i) 34,500,000 Class A ordinary shares that were registered pursuant to Waldencast’s Registration Statement on Form S-1 (File No. 333-253370) (the “IPO Registration Statement”) and offered by Waldencast in its initial public offering, (ii) 8,625,000 Class B ordinary shares that were issued prior to Waldencast’s initial public offering. Waldencast’s outstanding Class A ordinary shares and Class B ordinary shares will be automatically converted by operation of law into Waldencast plc Class A ordinary shares following the Domestication, (iii) 40,587,540 Waldencast plc Class A ordinary shares after giving effect to the Obagi Exchange Ratio consisting of (A) 32,651,104 Waldencast plc Class A ordinary shares issuable upon consummation of the Business Combination described herein (B) 6,085,600 Waldencast plc Class A ordinary shares issuable upon the exercise of options to purchase Waldencast plc Class A ordinary shares and (C) 1,850,836 Waldencast plc Class A ordinary shares issuable upon the settlement of restricted stock units, and (iv) 2,749,781 Waldencast plc Class A ordinary shares after giving effect to the Milk Exchange Ratio consisting of (A) 237,562 Waldencast plc Class A ordinary shares issuable upon the exercise of options to purchase Waldencast plc Class A ordinary shares and (B) 2,512,219 Waldencast plc Class A ordinary shares issuable upon the settlement of stock appreciation rights.

(4)
The number of warrants to acquire Waldencast ordinary shares being registered represents (i) 11,500,000 redeemable warrants to purchase Waldencast Class A ordinary shares that were registered pursuant to the IPO Registration Statement and offered by Waldencast in its initial public offering and (ii) 5,933,333 warrants to purchase Class A ordinary shares that were issued in a private placement concurrently with Waldencast’s initial public offering to Waldencast Long-Term Capital LLC (the “Sponsor”). Such warrants will automatically be converted by operation of law into warrants to purchase Waldencast plc Class A ordinary shares following the Domestication.

(5)
Represents Waldencast plc Class A ordinary shares to be issued upon the exercise of (i) 11,500,000 redeemable warrants to purchase Class A ordinary shares that were registered pursuant to the IPO Registration Statement and offered by Waldencast in its initial public offering and (ii) 5,933,333 warrants to purchase Class A ordinary shares that were issued in a private placement concurrently with Waldencast’s initial public offering. Such warrants will automatically be converted by operation of law into warrants to purchase Waldencast plc Class A ordinary shares following the Domestication.